SECRETARY OF STATE

BYLAWS

OF

PCI NETHERLANDS CORPORATION

ARTICLE 1

Identification

          Section 1.1. Name. The name of the Corporation is PCI Netherlands Corporation.

          Section 1.2. Resident Office and Resident Agent. The address of the resident office of the Corporation is 241 Ridge Street, Fourth Floor, Reno, Washoe County, Nevada 89501; and the name of the resident agent at this address is Sierra Corporate Services.

          Section 1.3. Other Offices. Branch or subordinate offices may be established by the Board of Directors.

          Section 1.4. Seal. The seal of the Corporation will be circular in form and mounted upon a metal die, suitable for impressing the same upon paper.

          Section 1.5. Fiscal Year. The fiscal year of the Corporation will be determined by resolution of the Board of Directors.

ARTICLE 2

Capital Stock

          Section 2.1. Consideration for Shares. The capital stock may be issued for such consideration, expressed in dollars, not less than the par value thereof, if any, as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors.

          Section 2.2. Payment for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in cash, labor or services actually performed or personal property, or real estate or leases thereof; the term "personal property" may include the legally enforceable obligation of a subscriber to pay the balance of a subscription for the issuance of shares. Any shares issued shall be considered to be fully paid and nonassessable if (a) the entire amount, or (b) not less than the amount characterized as capital pursuant to NRS Section 78.270 accompanied by the legally enforceable obligation of the subscriber to pay the balance of the subscription has been received by the Corporation. The judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive as to all except the then existing shareholders for whom. it shall be conclusive in the absence of actual fraud in the transaction. No certificate shall be issued for any share until the share is fully paid.

          Section 2.3. Certificates Representing Shares. Each holder of the capital stock of the Corporation is entitled to a certificate signed by the President or a Vice President, and the Secretary or an Assistant Secretary, certifying the number of shares owned by the shareholder in the Corporation.

          Section 2.4. Transfer of Stock. The Corporation will register a transfer of a stock certificate presented to it for transfer if the following conditions have been fulfilled:

          (a) Endorsement. The certificate is properly endorsed by the registered shareholder or by the shareholder's duly authorized agent;

          (b) Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary;

          (c) Adverse Claims. The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any adverse claims; and

          (d) Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes.

ARTICLE 3

The Shareholders

          Section 3.1. Place of Shareholder Meetings. Meetings of the shareholders of the Corporation shall be held at the principal business office of the Corporation, 241 Ridge Street, Fourth Floor, Reno, Washoe County, Nevada 89501, or such other place as may be designated by the Chairman, the President or the Board of Directors, or by the written consent of all shareholders entitled to vote at the meeting given either before or after the meeting and filed with the Secretary.

          Section 3.2. Annual Shareholder Meeting. Unless a written consent of all of the shareholders entitled to vote at the annual meeting is filed with the Secretary in lieu of an annual meeting, the annual shareholders' meeting shall be held at 10:00 o'clock a.m. in the principal business office of the Corporation, 241 Ridge Street, Fourth Floor, Reno, Washoe County, Nevada 89501, on the fifteenth day of the third month following the end of the Corporation's fiscal year, if this day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. In the event the annual shareholder's meeting is not held at such time and place, the Board of Directors, the Chairman of the Board of Directors, the President or shareholders holding not less that one-tenth of all the shares entitled to vote at the meeting may call the annual meeting of the shareholders. The failure to hold the annual meeting or to file the written consent in lieu thereof will not cause a forfeiture or dissolution of the Corporation.

          Section 3.3. Special Shareholder Meetings. Special shareholders' meetings may be called by the Board of Directors, the Chairman, the President or shareholders holding not less than one-tenth of all the shares entitled to vote at the meeting.

          Section 3.4. Notice of Shareholder Meetings -- Waiver. Written notice stating the place, day and hour of a shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not less than ten (10) days, nor more than fifty (50) days before the date of the meeting, either personally, or by mail, or by other means of written communication, charges prepaid, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered shareholder entitled to vote at the meeting. If mailed, the notice shall be considered to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. If a shareholder gives no address, notice shall be deemed to have been given to the shareholder if sent by mail or other written communication addressed to the place where the Corporation's principal office is located, or if published at least once in some newspaper of general circulation in the county in which the Corporation's principal office is located. Waiver by a shareholder in writing of notice of a meeting, is equivalent to giving notice. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a meeting is a waiver of notice of the meeting.

          Section 3.5. Shareholder Quorum. A majority of the shares entitled to vote, represented in person or by proxy, is a quorum at a shareholders' meeting. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          Section 3.6. Adjourned Shareholder Meetings and Notice Thereof. Any shareholders' meeting, whether annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any shareholders' meeting.

          When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. As to any adjournment of less than thirty (30) days, it shall not be necessary to give any notice or the time and place of the adjourned meeting or of the business to be transacted, other than by announcement at the meeting at which the adjournment is taken.

          Section 3.7. Entry of Notice. An entry in the minutes of any meeting of shareholders, whether annual or special, to the effect that notice has been duly given shall be conclusive and-incontrovertible evidence that due notice of the meeting was given-to all shareholders as required by law and these Bylaws.

          Section 3.8. Voting. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock registry of the Corporation on the day three (3) days prior to any shareholders' meeting, or, if a record date for voting purposes is fixed as provided in Article 6, Section 6.1, of these Bylaws, then on that record date, shall be entitled to vote at the meeting. Voting may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand by a shareholder at any election and before the voting begins. Except as otherwise provided by an express provision of the Articles of Incorporation or by an express provision of law, each full share is entitled to one vote and, when a quorum is present at the commencement of any shareholders' meeting, the vote of the holders of a majority of the shares entitled to vote present, in person or by proxy, shall decide any question brought before the shareholders' meeting. Fractional shares shall not be entitled to any voting rights whatsoever.

          Section 3.9. Consent of Absentees. The transactions of any shareholders' meeting, either annual or special and however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof, all such waivers, consents or approvals shall be filed with the Secretary or be made a part of the minutes of the meeting.

          Section 3.10. Action or Ratification of Action Without Meeting. Any action which, under applicable provisions of law, may be taken or ratified at a meeting of the shareholders, may be taken or ratified without a meeting if authorized in writing by shareholders holding the percentage of the voting power required by law for taking the action by written consent and the written consent is filed with the Secretary.

          Section 3.11. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by the person or by the person's duly authorized agent and filed with the Secretary of the Corporation; provided that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the person executing it specified therein the length of time for which the proxy is to continue in force, which in no event shall exceed seven (7) years from the date of its execution.

          Section 3.12. Definition of "Shareholder". As used in these Bylaws, the term "shareholder", and any term of like import, shall include all persons entitled to vote the shares held by a shareholder, unless the context in which the term is used indicates that a different meaning is intended.

ARTICLE 4

The Board of Directors

          Section 4.1. Number of Directors. The Board of Directors of the Corporation shall consist of five (5) members. The members of the Board of Directors need not be shareholders. The number of members of the Board of Directors may be increased or decreased from time to time as provided in Section 4.2 below.

          Section 4.2. Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time, at a meeting of the shareholders or by the filing of a written consent, by the affirmative vote of a majority of the issued and outstanding shares of stock of the Corporation. This section of the Bylaws may be amended only by the affirmative vote, at a meeting of the shareholders, of a majority or the issued and outstanding shares of stock of the Corporation.

          Section 4.3. Election. Members of the initial Board of Directors shall hold office until the first annual shareholders' meeting or until their successors shall have been elected and qualified. At the first annual shareholder's meeting and at each annual meeting thereafter, or by a written consent filed in lieu of an annual meeting, the shareholders shall elect Directors to hold office until the time for the next succeeding annual meeting. If any annual shareholders' meeting is not held and a written consent in lieu of an annual meeting is not filed, or the Directors are not elected, the Directors may be elected at any special shareholders' meeting held for that purpose or by the filing of a special written consent. Each Director shall hold office for the term for which the Director is elected or until the Director's successor shall be elected and qualified.

          Section 4.4. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors was present, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of the Director's predecessor in office.

                    A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting, or if a vacancy is declared by the Board of Directors for any reason permitted by law.

                    The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

                    No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of the Director's term of office.

                    Section 4.5. Place of Meetings. Immediately after the annual meeting of the shareholders, at the same place as the meeting of the shareholders, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary unless the meeting is to be held at a place other than the principal business office of the Corporation, in which case notice of the place of the meeting shall be given as provided in Section 4.7.

          Section 4.6. Regular Meetings. Regular meetings of the Board of Directors shall be held at the times and places within or without the State of Nevada as may be designated from time to time by resolution of the Board or by written consent of all members of the Board. No notice of any kind to members of the Board for these regular meetings shall be necessary unless the meeting is to be held at a place other than the principal business office of the Corporation, in which case notice of the place of the meeting shall be given as provided in Section 4.7.

          Section 4.7. Other Meetings. Other meetings of the Board of Directors for any purpose or purposes may be held at any time upon call by the President or, if the President is absent or unable or refuses to act, by any Vice President or by any two (2) Directors. The other meetings may be held at any place within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all Directors.

                    Written notice of the time and place of other meetings shall be delivered personally to each Director or sent to each Director by mail or other form of written communication, charged prepaid, addressed to the Director at the Director's address as it is shown upon the records of the Corporation or, if it is not so shown on the Corporation's records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case the notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office if the Corporation is located at least seventy-two (72) hours prior to the time of the holding of the meeting. In case the notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. The mailing, telegraphing or delivery as above provided shall constitute due, legal and personal notice to the Director.

          Section 4.8. Notice of Adjourned Meetings. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

          Section 4.9. Entry of Notice. An entry in the minutes of any special meeting of the Board of Directors to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to all Directors as required by law and by these Bylaws.

          Section 4.10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 4.11. Quorum. A majority of the authorized number of Directors, or, in the event that a flexible number of Directors is authorized by the Articles of Incorporation or these Bylaws, a majority of the exact authorized number of Directors, shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation. If the number of Directors pursuant to the Articles of Incorporation is one or two, the unanimous consent of said Directors shall be necessary for Board of Directors' action.

          Section 4.12. Adjournment. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors' meeting either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

          Section 4.13. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors under the Articles of Incorporation, these Bylaws, or under applicable law, may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent, in writing, to the action. Any action by written consent shall have the same force and effect as a unanimous vote of all Directors. All written consents must be filed with the Secretary.

          Section 4.14. Fees and Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed to Directors for the Director's services. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

          Section 4.15. Indemnification of Directors and Officers.

                    (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid or owed in settlement actually and reasonably paid or incurred by the person or rendered or levied against the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                    (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably paid or incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for misfeasance or nonfeasance in the performance of the person's duty to the Corporation unless and only to the extent that, despite the adjudication of liability but in view of all circumstances of the case, such person fairly and equitably merits indemnification.

                    (c) To the extent that a person who may be entitled to indemnification by the Corporation under this section is or has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses, including attorneys' fees, actually and reasonably paid or incurred by the person in connection therewith.

                    (d) Any indemnification under subsections (a) and (b) shall be made by the Corporation only as authorized in the specific -case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by either independent legal counsel in a written opinion, or the stockholders, or (iii) if required by law, by the court in which such action, suit or proceeding was brought or another court of competent jurisdiction.

                    (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if such payment is authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that the person is entitled to be indemnified by the Corporation as authorized in this section.

                    (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                    (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this section.

                    (h) For the purposes of this section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as the person would if the person had served the resulting or surviving corporation in the same capacity.

                    (i) The provisions of this section shall apply to the estate, executors, administrators, heirs, legatees or devisees of a person entitled to indemnification hereunder and the term "person," where used in the section shall include the estate, executors, administrators, heirs, legatees or devisees of such person.

          Section 4.16. Powers of Directors. Subject to limitations of the Articles of Incorporation, of these Bylaws, and of applicable law as to action to be authorized or approved by the shareholders and subject to the duties of Directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to these general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

                    First: To select and remove all officers, agents and employees of the Corporation, to delegate the power to remove any or all officers, agents and employees of the Corporation to an officer or officer, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

                    Second: To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or these Bylaws, as they may deem best.

                    Third: To change the principal office of the Corporation from one location to another within the same county as provided in Article 1, Section 1.2, hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation, within or without the State of Nevada as provided in Article 1, Section 1.3, hereof; to designate any place within or without the State of Nevada for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of the seal and of the certificates from time to time, as in their judgment they may deem best, provided the seal and the certificates shall at all times comply with the provisions of law.

                    Fourth: To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

                    Fifth: To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, tangible or intangible property actually received or such other consideration as may be authorized by law.

                    Sixth: To adopt and administer, or provide for the administration of, employee stock purchase plans, employee stock option plans and any other plans or arrangements whereby Directors, officers, employees or agents of the Corporation or any other entity may be entitled to acquire authorized but unissued or treasury stock or other securities of the Corporation, upon such terms and conditions as may from time to time be permitted by law.

                    Seventh: To appoint an Executive Committee and other committees, and to delegate to the Executive Committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation except the power to declare dividends and to adopt, amend or repeal Bylaws. The Board of Directors shall have the power to prescribe the manner in which proceedings of the Executive Committee and other committees shall be conducted. The committees shall keep regular minutes of their meetings and report the same to the Board when required. The Executive Committee must be composed of two (2) or more Directors.

                    Eighth: To lend money in furtherance of any of the purposes of the Corporation; to invest the funds of the Corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested.

                    Ninth: To lend money to employees, officers and Directors, and to otherwise assist employees, officers and Directors. Loans to members of the Board of Directors shall be made only upon the approval of a majority of the Board of Directors excluding the Director to whom the loan is to be made.

                    Tenth: To declare dividends upon the capital stock of the Corporation in cash, in property, or in shares of the capital stock, subject to the limitation of the Articles of Incorporation and of applicable law. Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 5

The Officers

          Section 5.1. Officers. The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer, and each of them shall be appointed by the Board of Directors. The Corporation may also have such other executive officers, including one (1) or more Vice Presidents, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers, and other subordinate officers as may be appointed in accordance with the provisions of Section 5.3 of this Article 5. Officers need not be Directors. One person may hold two (2)or more offices, except those of President and Vice President. However, if the Corporation only has one shareholder, then one person may hold the offices of both President and Vice President.

          Section 5.2. Election. The officers of the Corporation, except those officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until the officer shall resign or shall be removed or otherwise disqualified to serve, or the officer's successor shall be elected and qualified; provided that officers may be appointed at any time by the Board of Directors, or, as permitted by Section 5.3 of this Article, by the President, for the purpose of initially filling an office or filling a newly created or vacant office.

          Section 5.3. Subordinate Officers. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for the term, have the authority and perform the duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

          Section 5.4. Removal and Resignation. Any officer may, subject to any contractual arrangements between the officer and the Corporation, be removed, either with or without cause, by a majority of the Directors in office at the time, at any regular or special meeting of the Board, or by any officer upon whom the power of removal may be conferred by the Board of Directors.

                    Any officer may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary of the Corporation. Any resignation shall take effect at the date of the receipt of the notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

          Section 5.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

          Section 5.6. President. Subject to the control of the Board of Directors, the President shall have general supervision, direction and control of the business and officers of the Corporation. In the absence of a Chairman of the Board, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a Corporation, and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

          Section 5.7. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other 'powers and perform such other duties as may be prescribed for them respectively by the Board of Directors, the President, or these Bylaws.

          Section 5.8. Secretary. The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

                    The Secretary shall keep or cause to be kept, in any form permitted by law, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

                    The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President or these Bylaws.

          Section 5.9. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any Director.

                    The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President or these Bylaws. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

          Section 5.10. Corporate Bank Accounts. Bank accounts in the name of the Corporation may be opened without the approval of the Board of Directors if opened with the consent of the President and the Treasurer of the Corporation. The Treasurer shall inform the Board of Directors of any bank account opened by the Corporation pursuant to the authority granted in this section at the next meeting of the Board of Directors.

          Section 5. 11. Transfers of Authority. in case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may consider sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

ARTICLE 6

Miscellaneous

          Section 6. 1. Record Date and Closing Stock Books. The Board of Directors may fix a time in the future, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty (60) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the sixty (60) day period.

          Section 6.2. Inspection of Corporate Records. The share register or duplicate share register shall be open to inspection upon at least five (5) days written demand of any shareholder who has been a shareholder for at least six (6) months preceding his demand or any person holding, or authorized in writing by the holders of, at least five percent (5%) of all of the Corporation's- outstanding shares, at any reasonable time. At the time of making the demand, the person demanding the inspection must provide the Corporation with an affidavit that such inspection is not desired for any purpose which is in the interest of a business or object other than the business of the Corporation and that he has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose.

                    Unless the Corporation furnishes a detailed annual financial statement, the books of account and all financial records of the Corporation shall be open to inspection upon at least five (5) days written demand of any stockholder of record and who owns not less than fifteen percent (15%) of all of the Corporation's issued and outstanding shares, at any reasonable time, and shall include the right to audit the same. The stockholder shall pay, in advance, for the cost for making extracts and conducting an audit. At the time of making the demand, the person demanding the inspection must provide the Corporation with an affidavit that such inspection, extracts or audit is not desired for any purpose not related to his interest in the Corporation as a stockholder.

          Any inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand for any inspection shall be made in writing upon the President of the Corporation.

          Section 6.3. Checks, Drafts, etc. All checks, drafts, bonds, bills of exchange, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

          Section 6.4. Contracts. etc., How Executed. The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and the authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the President or any Vice President and by the Secretary (or any Assistant Secretary) or the Treasurer (or any Assistant Treasurer). The Board of Directors may, however, authorize any one (1) of these officers to sign any of such instruments, for and on behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures or any of such persons. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or by the Board of Directors in accordance with these Bylaws.

          Section 6.5. Certificates of Stock. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of the shares are fully paid up. All certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Before it becomes effective, every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, as required or permitted by law.

                    In case any officer or, officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates shall cease to be an officer or officers of the Corporation, whether because of death, resignation or otherwise, before the certificate or certificates shall have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

                    Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or these Bylaws may provide; provided, however, that any certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

          Section 6.6. Lost Certificates of Stock. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or stolen, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or the shareholder's legal representative, to advertise the same in any manner as it shall require or give the Corporation a bond in any sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

          Section 6.7. Representation of Shares of Other Corporations. The President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to these officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by these officers in person or by any persons authorized so to do by proxy or power of attorney duly executed by these officers.

          Section 6.8. Inspection of Bylaws. The Corporation shall keep in its principal business office the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE 7

Amendments

          Section 7. 1. Power of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written assent of shareholders entitled to exercise a majority of the voting power of the Corporation, unless a greater number is required by law, by the Articles of Incorporation or by these Bylaws.

          Section 7.2. Power of Directors. Subject to the right of shareholders as provided in Section 7.1 of this Article 7 to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors; provided, however, that a Bylaw or amendment thereof changing the authorized number of Directors may be adopted, amended or repealed only by the shareholders, except that if a flexible number of Directors is authorized by the Articles of incorporation or these Bylaws, a Bylaw or amendment thereof fixing the exact number of Directors within the limits specified in the Articles of Incorporation or these Bylaws may be adopted, amended or repealed by the Board of Directors.

          I, the undersigned, being the Secretary of PCI Netherlands Corporation, do hereby certify the foregoing to be the Bylaws of said corporation, as adopted at a meeting of the Board of Directors held on the 31st day of August, 1994.

/s/ WM. SHAPIRO WILLIAM DANA SHAPIRO Secretary to the Corporation